Exhibit 99.1

Adtalem Global Education Announces Second Quarter Fiscal 2018 Results

CHICAGO--(BUSINESS WIRE)--February 6, 2018--Adtalem Global Education (NYSE: ATGE), a leading global education provider, today reported academic, operating and financial results for its fiscal 2018 second quarter ended December 31, 2017, including enrollment results at Carrington College, Chamberlain University, its medical and veterinary schools and DeVry University/Keller Graduate School of Management.

“Our revenue profile and growth outlook continue to improve as we execute on our strategic plan,” said Lisa Wardell, president and CEO of Adtalem Global Education. “We are expanding our presence across our core sectors and directing our resources toward the most promising revenue opportunities within our verticals. Everything we do is centered on increasing the value proposition we provide to our students and their employers, while positioning our portfolio to grow in a profitable and sustainable manner. Our strong cash flow generation, healthy financial position and increasing operating leverage support our ongoing commitment to balanced capital allocation that includes returning capital to our fellow owners.”

Financial and Operating Highlights

Selected financial data for the three months ended December 31, 2017:

  Revenue of $337.2 million increased 1.0 percent compared to the prior year
  Net loss of $81.2 million compared to net income of $14.4 million in the prior year; net income from continuing operations excluding special items was $47.3 million, compared to $41.1 million in the prior year
  Diluted loss per share was $1.33, compared to earnings per share of $0.23 in the prior year; diluted earnings per share from continuing operations excluding special items was $0.76, compared to $0.64 in the prior year
  Operating cash flow for the first six months of fiscal year 2018 was $49.6 million, compared to $41.5 million in the prior year
  Cash and cash equivalents were $212.2 million as of December 31, 2017, compared to $197.9 million as of December 31, 2016. Outstanding bank borrowings were $165.0 million as of December 31, 2017, compared to $225.0 million as of December 31, 2016
  Approximately 1.14 million shares of common stock were repurchased during the second quarter of fiscal 2018

During the second quarter, Adtalem signed an agreement to transfer ownership of DeVry University to Cogswell Education LLC. The agreement is subject to certain terms and conditions to be met during the transition process, including regulatory and accreditor approval, and the transaction is anticipated to be completed in early fiscal year 2019. As a result of this transaction, DeVry University has been classified as a discontinued operation. Adtalem recorded an after-tax loss from discontinued operations of $25.4 million in the second quarter, which includes $47.2 million of pre-tax charges related to impairment of intangible and long-lived assets.

The fiscal 2018 second quarter results contained special items for restructuring charges of $2.6 million (pre-tax) related to workforce reductions and real estate consolidations at Carrington and Adtalem’s home office, and tax expense of $101.2 million related to adoption of the Tax Cuts and Jobs Act of 2017.

Segment Highlights

Medical and Healthcare Segment

Second quarter segment revenue of $203.3 million increased 0.9 percent compared to the prior year, with growth at Chamberlain University partially offset by decreased revenue at the medical and veterinary schools. Chamberlain revenue in the quarter increased 1.9 percent from the prior year to $115.1 million, while revenue for the medical and veterinary schools decreased 0.3 percent from the prior year to $88.2 million.

Second quarter operating income for the segment was $55.0 million, representing an increase of 5.6 percent from the prior year.

American University of the Caribbean School of Medicine (AUC) reopened its campus in St. Maarten in January, following repairs to address the damage caused by Hurricane Irma. Ross University School of Medicine (RUSM) in Dominica continues to assess the damage caused by Hurricane Maria, and students have been temporarily relocated to Knoxville, Tenn. at a campus owned by Lincoln Memorial University.

Additional expenses in the second quarter related to maintaining alternative teaching sites for both AUC and RUSM and remediating the property damage to the campuses in St. Maarten and Dominica were largely offset by received and committed reimbursements under Adtalem’s insurance policies, after deductibles, which were met during the first quarter.

Professional Education

Second quarter segment revenue increased 10.9 percent compared to the prior year to $30.4 million, driven by growth from Association of Certified Anti Money Laundering Specialists (ACAMS). Segment operating income for the second quarter was $2.2 million, up from $0.1 million in the prior year driven by revenue growth at ACAMS.

In the second quarter, ACAMS’ revenue increased 62 percent with particularly strong results coming from the Asia Pacific region, as well as solid gains generated through expanding partnerships in Europe.

Technology and Business

Second quarter segment revenue increased 2.4 percent to $75.1 million compared to the prior year. On a constant currency basis, revenue in the segment grew 0.9 percent. Segment operating income in the second quarter increased 3.8 percent over the prior year to $14.0 million as a result of revenue growth and cost efficiencies.

US Traditional Postsecondary

Second quarter segment revenue declined 10.5 percent to $29.0 million compared to the prior year. An operating loss of $5.8 million was reported in the second quarter compared to an operating loss of $6.3 million in the prior year. Excluding special items, the segment reported an operating loss of $4.7 million for the quarter, compared to an operating loss of $3.9 million in the prior year.

Carrington showed improvement in new student enrollment in the quarter, which was up 7.2 percent, highlighting the efforts to revise the institution’s program offerings and marketing efforts.

Adtalem Outlook

Fiscal 2018 third quarter revenue is expected to increase 3 to 4 percent compared to the prior year. Revenue growth within the Medical and Healthcare, Professional Education and Technology and Business segments is expected to offset declining revenue within the US Traditional Postsecondary segment. Third quarter operating costs before special items are expected to increase 1 to 2 percent compared to the prior year. Third quarter expenses may be impacted by the timing of the receipt of insurance proceeds for the reimbursement of hurricane-related expenses.

Fiscal 2018 full year revenue is expected to increase 1 to 2 percent compared to the prior year and earnings growth from continuing operations before special items is expected to be 10 to 12 percent compared to the prior year. Full year capital spending is expected to be in the $60 to $65 million range, excluding hurricane-related spending. The effective income tax rate on continuing operations for the fiscal year is expected to be in the range of 16 to 17 percent, before special items. Adtalem’s outlook excludes potential charges related to restructuring plans and the pending sale of DeVry University.

Conference Call and Webcast Information

Adtalem will hold a conference call to discuss its fiscal 2018 second quarter earnings on Tuesday, February 6, at 4 p.m. CST (5 p.m. EST). The conference call will be led by Lisa Wardell, president and chief executive officer; and Patrick Unzicker, chief financial officer and treasurer.

For those wishing to participate by telephone, dial 877-407-6184 (domestic) or 201-389-0877 (international). Ask for the Adtalem call or use conference ID: 13674998. Adtalem will also broadcast the conference call on Adtalem's website at: http://www.investorcalendar.com/event/23549.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

Adtalem will archive a telephone replay of the call until Mar. 6, 2018. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international), conference ID: 13674998. To access the webcast replay, please visit Adtalem's website at: http://www.investorcalendar.com/event/23549.

About Adtalem Global Education

The purpose of Adtalem Global Education is to empower students to achieve their goals, find success, and make inspiring contributions to our global community. Adtalem Global Education Inc. (NYSE: ATGE; member S&P MidCap 400 Index) is a leading global education provider and the parent organization of Adtalem Educacional do Brasil, American University of the Caribbean School of Medicine, Association of Certified Anti-Money Laundering Specialists, Becker Professional Education, Carrington College, Chamberlain University, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. For more information, please visit adtalem.com.

Forward Looking Statement

Certain statements contained in this release concerning Adtalem Global Education’s future performance, including those statements concerning expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Adtalem Global Education or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the most recent Annual Report on Form 10-K for the year ending June 30, 2017 and filed with the Securities and Exchange Commission (SEC) on August 24, 2017 and its most recent Quarterly Report on Form 10-Q for the quarter ending December 31, 2017 and filed with the SEC on February 6, 2018.

Enrollment from Continuing Operations

	FY 2018	FY 2017	% Change
Adtalem Global Education Student Enrollments(1)
New students	6,528	6,084	+7.3%
Total students	121,255	118,424	+2.4%

Chamberlain University
November Session(2)
New students	2,806	2,660	+5.5%
Total students	29,719	28,268	+5.1%
January Session
New students	4,472	4,185	+6.9%
Total students	31,333	29,789	+5.2%

Carrington College
3 months ending December 31, 2017
New students	1,541	1,437	+7.2%
Total students	5,644	5,910	-4.5%

Medical and Veterinary(3)
January Term
New students	515	462	+11.5%
Total students	5,938	5,863	+1.3%
Enrollment from Discontinued Operations

DeVry University	FY 2018	FY 2017	% Change
Undergraduate – November Session
New students	2,359	3,092	-23.7%
Total students	18,385	24,015	-23.4%
Undergraduate – January Session
New students	2,439	2,528	-3.5%
Total students	17,859	22,994	-22.3%
Graduate – November Session
Coursetakers(4)	7,488	9,589	-21.9%
Graduate – January Session
Coursetakers(4)	7,602	9,553	-20.4%

1) Includes the most recently reported enrollments at Adtalem’s postsecondary institutions, excluding DeVry University

2) Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May

3) Includes enrollments in its medical and veterinary preparatory programs

4) The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2017	2017	2016
ASSETS:	(in thousands, except share and par value amounts)
Current Assets:
Cash and Cash Equivalents	$212,239	$240,426	$197,860
Marketable Securities and Investments	4,268	4,013	3,844
Restricted Cash	566	4,759	5,622
Accounts Receivable, Net	148,638	161,405	127,941
Prepaid Expenses and Other	75,972	36,988	54,964
Current Assets Held for Sale	28,126	23,616	37,202
Total Current Assets	469,809	471,207	427,433
Land, Building and Equipment:
Land	46,918	48,947	48,595
Building	425,659	443,914	441,271
Equipment	365,394	352,622	361,608
Construction in Progress	26,520	22,240	15,380
	864,491	867,723	866,854
Accumulated Depreciation	(446,152)	(416,801)	(406,295)
Land, Building and Equipment Held for Sale, Net	-	37,904	39,967
Land, Building and Equipment, Net	418,339	488,826	500,526
Other Assets:
Deferred Income Taxes, Net	31,090	33,772	26,618
Intangible Assets, Net	407,000	412,158	419,883
Goodwill	832,943	829,086	832,642
Other Assets, Net	38,091	40,696	56,227
Other Assets Held for Sale	13,450	38,290	38,104
Total Other Assets	1,322,574	1,354,002	1,373,474
TOTAL ASSETS	$2,210,722	$2,314,035	$2,301,433

LIABILITIES:
Current Liabilities:
Accounts Payable	$37,818	$46,417	$32,119
Accrued Salaries, Wages and Benefits	63,417	81,661	64,680
Accrued Liabilities	77,891	90,306	94,938
Deferred Revenue	81,224	115,770	88,092
Current Liabilities Held for Sale	36,469	43,173	45,727
Total Current Liabilities	296,819	377,327	325,556
Other Liabilities:
Revolving Loan	165,000	125,000	225,000
Deferred Income Taxes, Net	31,745	34,712	32,452
Deferred Rent and Other	101,232	101,672	106,792
Income Taxes Payable	88,562	-	-
Total Other Liabilities	386,539	261,384	364,244
TOTAL LIABILITIES	683,358	638,711	689,800
NONCONTROLLING INTEREST	7,405	6,285	6,720
SHAREHOLDERS' EQUITY:
Common Stock, $0.01 Par Value, 200,000,000 Shares Authorized; 60,295,000,
62,371,000 and 62,776,000 Shares Outstanding at December 31, 2017,
June 30, 2017 and December 31, 2016, respectively	787	781	775
Additional Paid-in Capital	433,855	415,912	395,155
Retained Earnings	1,812,746	1,881,397	1,797,634
Accumulated Other Comprehensive Loss	(60,745)	(59,119)	(50,828)
Treasury Stock, at Cost, 18,451,000, 15,691,000 and 14,762,000 Shares at
December 31, 2017, June 30, 2017 and December 31, 2016, respectively	(666,684)	(569,932)	(537,823)
TOTAL SHAREHOLDERS' EQUITY	1,519,959	1,669,039	1,604,913
TOTAL LIABILITIES, NONCONTROLLING INTEREST AND
SHAREHOLDERS' EQUITY	$2,210,722	$2,314,035	$2,301,433

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
REVENUE:
Tuition	$302,184	$301,263	$582,207	$588,161
Other Educational	35,060	32,695	80,315	74,824
Total Revenue	337,244	333,958	662,522	662,985
OPERATING COST AND EXPENSE:
Cost of Educational Services	178,970	179,148	374,911	366,634
Student Services and Administrative Expense	100,336	101,167	201,544	204,632
Restructuring Expense	2,554	2,963	4,941	6,313
Regulatory Settlements	-	52,150	-	52,150
Total Operating Cost and Expense	281,860	335,428	581,396	629,729
Operating Income (Loss) from Continuing Operations	55,384	(1,470)	81,126	33,256
INTEREST:
Interest Income	1,365	988	3,483	2,032
Interest Expense	(2,481)	(2,300)	(4,397)	(4,415)
Net Interest Expense	(1,116)	(1,312)	(914)	(2,383)
Income (Loss) from Continuing Operations Before Income Taxes	54,268	(2,782)	80,212	30,873
Income Tax (Provision) Benefit	(109,636)	10,082	(113,232)	2,363
Equity Method Investment Income (Loss)	6	-	(38)	-
(Loss) Income from Continuing Operations	(55,362)	7,300	(33,058)	33,236
DISCONTINUED OPERATIONS:
(Loss) Income from Discontinued Operations Before
Income Taxes	(43,873)	6,321	(55,179)	4,716
Income Tax Benefit	18,453	1,134	20,371	1,952
(Loss) Income from Discontinued Operations	(25,420)	7,455	(34,808)	6,668
NET (LOSS) INCOME	(80,782)	14,755	(67,866)	39,904
Net Income Attributable to Noncontrolling Interest	(374)	(342)	(505)	(339)
NET (LOSS) INCOME ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$(81,156)	$14,413	$(68,371)	$39,565

AMOUNTS ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION:
(Loss) Income from Continuing Operations	$(55,736)	$6,958	$(33,563)	$32,897
(Loss) Income from Discontinued Operations	(25,420)	7,455	(34,808)	6,668
NET (LOSS) INCOME ATTRIBUTABLE TO ADTALEM GLOBAL
EDUCATION	$(81,156)	$14,413	$(68,371)	$39,565

(LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO ADTALEM GLOBAL EDUCATION SHAREHOLDERS:
Basic:
Continuing Operations	$(0.91)	$0.11	$(0.54)	$0.52
Discontinued Operations	$(0.42)	$0.12	$(0.56)	$0.11
Total	$(1.33)	$0.23	$(1.10)	$0.62
Diluted:
Continuing Operations	$(0.91)	$0.11	$(0.54)	$0.52
Discontinued Operations	$(0.42)	$0.12	$(0.56)	$0.10
Total	$(1.33)	$0.23	$(1.10)	$0.62

Cash Dividends Declared per Common Share	$-	$0.18	$-	$0.18

ADTALEM GLOBAL EDUCATION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY

	Six Months Ended
	December 31,
	2017	2016
	(in thousands)
CASH FLOW FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(67,866)	$39,904
Loss (Income) from Discontinued Operations	34,808	(6,668)
Adjustments to Reconcile Net (Loss) Income to Net Cash Provided by Operating Activities:
Stock-Based Compensation Expense	8,780	9,333
Depreciation	24,865	26,043
Amortization	5,311	6,047
Provision for Refunds and Uncollectible Accounts	20,305	20,111
Deferred Income Taxes	1,258	10,730
Loss on Disposals, Accelerated Depreciation and Adjustments to Land, Building and Equipment	30,201	3,229
Changes in Assets and Liabilities:
Accounts Receivable	(7,150)	(9,094)
Prepaid Expenses and Other	(30,810)	(34,805)
Accounts Payable	(2,569)	(8,200)
Accrued Salaries, Wages, Benefits and Liabilities	(28,204)	(993)
Deferred Revenue	(34,570)	(19,255)
Income Taxes Payable, Long-Term	88,562	-
Net Cash Provided by Operating Activities-Continuing Operations	42,921	36,382
Net Cash Provided by Operating Activities-Discontinued Operations	6,692	5,096
NET CASH PROVIDED BY OPERATING ACTIVITIES	49,613	41,478
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(32,594)	(18,771)
Payment for Purchase of Businesses, Net of Cash Acquired	(972)	(330,567)
Marketable Securities Purchased	(136)	(73)
Net Cash Used in Investing Activities-Continuing Operations	(33,702)	(349,411)
Net Cash Provided by (Used in) Investing Activities-Discontinued Operations	8,575	(1,635)
NET CASH USED IN INVESTING ACTIVITIES	(25,127)	(351,046)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	9,582	13,784
Employee Taxes Paid on Withholding Shares	(3,806)	(2,650)
Proceeds from Stock Issued Under Colleague Stock Purchase Plan	391	439
Repurchase of Common Stock for Treasury	(93,178)	(16,381)
Cash Dividends Paid	-	(11,412)
Payments of Seller Financed Obligations	(7,941)	(3,518)
Borrowings Under Revolving Credit Facility	201,000	405,000
Repayments Under Revolving Credit Facility	(161,000)	(180,000)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(54,952)	205,262
Effects of Exchange Rate Differences	(1,043)	(4)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(31,509)	(104,310)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	251,096	315,347
Cash, Cash Equivalents and Restricted Cash at End of Period	219,587	211,037
Less: Cash, Cash Equivalents and Restricted Cash of Discontinued Operations at End of Period	6,782	7,555
Cash, Cash Equivalents and Restricted Cash at End of Period	$212,805	$203,482

ADTALEM GLOBAL EDUCATION INC.
SEGMENT INFORMATION
(Unaudited)
PRELIMINARY

	Three Months Ended			Six Months Ended
	December 31,			December 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
REVENUE:	(in thousands)
Medical and Healthcare	$203,297	$201,409	0.9%	$394,582	$401,178	(1.6)%
Professional Education	30,359	27,366	10.9%	70,401	62,096	13.4%
Technology and Business	75,133	73,387	2.4%	137,572	131,627	4.5%
U.S. Traditional Postsecondary	29,033	32,445	(10.5)%	61,168	69,431	(11.9)%
Home Office and Other	(578)	(649)	10.9%	(1,201)	(1,347)	10.8%
Total Consolidated Revenue	337,244	333,958	1.0%	662,522	662,985	(0.1)%
OPERATING INCOME (LOSS):
Medical and Healthcare	55,047	52,152	5.6%	81,279	96,016	(15.3)%
Professional Education	2,193	134	1,536.6%	12,700	6,191	105.1%
Technology and Business	13,991	13,482	3.8%	15,852	11,506	37.8%
U.S. Traditional Postsecondary	(5,779)	(6,281)	8.0%	(11,293)	(8,301)	(36.0)%
Home Office and Other	(10,068)	(60,957)	83.5%	(17,412)	(72,156)	75.9%
Total Consolidated Operating Income (Loss)	$55,384	$(1,470)	NM	$81,126	$33,256	143.9%

NON-GAAP INFORMATION

During the second quarter and first six months of fiscal year 2018, Adtalem classified the operating results of DeVry University as discontinued operations, and recorded special items related to the following: (i) Restructuring charges primarily related to workforce reductions and real estate consolidations at Carrington College ("Carrington"), which is part of the U.S. Traditional Postsecondary segment, and Adtalem's home office (not related to any segment); and (ii) Income tax charges related to implementation of the Tax Cuts and Jobs Act of 2017. During the second quarter and first six months of fiscal year 2017, Adtalem recorded special items related to the following: (i) Restructuring charges primarily related to real estate consolidations at Carrington and Adtalem's home office in order to align its cost structure with enrollments; and (ii) Charges related to regulatory settlement agreements. In addition, in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the operating results of DeVry University are reclassified as discontinued operations for the second quarter and first six months of fiscal year 2017. The following tables illustrate the effects of the discontinued operations and special items on Adtalem’s operating income and net income. Management believes that the non-GAAP disclosure of operating income and net income excluding the discontinued operations and special items provides investors with useful supplemental information regarding the underlying business trends and performance of Adtalem’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of discontinued operations, restructuring charges and regulatory settlements. Adtalem uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, Adtalem’s reported results prepared in accordance with GAAP. The following tables reconcile these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	Three Months Ended			Six Months Ended
	December 31,			December 31,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Medical and Healthcare Operating Income	$55,047	$52,152	5.6%	$81,279	$96,016	(15.3)%
Restructuring Expense	-	-	NM	112	-	NM
Medical and Healthcare Operating Income
Excluding Special Items	$55,047	$52,152	5.6%	$81,391	$96,016	(15.2)%

U.S. Traditional Postsecondary Operating Loss	$(5,779)	$(6,281)	8.0%	$(11,293)	$(8,301)	(36.0)%
Restructuring Expense	1,128	2,335	(51.7)%	2,378	3,703	(35.8)%
U.S. Traditional Postsecondary Operating Loss
Excluding Special Items	$(4,651)	$(3,946)	(17.9)%	$(8,915)	$(4,598)	(93.9)%

Home Office and Other Operating Loss	$(10,068)	$(60,957)	83.5%	$(17,412)	$(72,156)	75.9%
Restructuring Expense	1,426	628	127.1%	2,451	2,610	(6.1)%
Regulatory Settlement	-	52,150	NM	-	52,150	NM
Home Office and Other Operating Loss
Excluding Special Items	$(8,642)	$(8,179)	(5.7)%	$(14,961)	$(17,396)	14.0%

ADTALEM GLOBAL EDUCATION INC.
NON-GAAP EARNINGS DISCLOSURE
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(in thousands, except per share amounts)
Net (Loss) Income	$(81,156)	$14,413	$(68,371)	$39,565
(Loss) Earnings per Share (basic-2017, diluted-2016)	$(1.33)	$0.23	$(1.10)	$0.62
Continuing Operations:
Restructuring Expense	$2,554	$2,963	$4,941	$6,313
Effect on Earnings per Share (diluted)	$0.04	$0.05	$0.08	$0.10
Tax Cuts and Jobs Act of 2017	$101,196	$-	$101,196	$-
Effect on Earnings per Share (diluted)	$1.63	$-	$1.61	$-
Regulatory Settlements	$-	$52,150	$-	$52,150
Effect on Earnings per Share (diluted)	$-	$0.81	$-	$0.82
Income Tax Impact on Non-GAAP Adjustments	$(695)	$(20,938)	$(1,284)	$(21,856)
Effect on Earnings per Share (diluted)	$(0.01)	$(0.33)	$(0.02)	$(0.34)
Discontinued Operations, net of tax	$25,420	$(7,455)	$34,808	$(6,668)
Effect on Earnings per Share (diluted)	$0.41	$(0.12)	$0.56	$(0.10)
Net Income from Continuing Operations Excluding Special
Items, net of tax	$47,319	$41,133	$71,290	$69,504
Earnings per Share from Continuing Operations Excluding
Special Items, net of tax	$0.76	$0.64	$1.14	$1.09
Shares used in EPS calculation
Basic	61,234	NA	62,009	NA
Diluted	62,023	64,028	62,705	63,871

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)
PRELIMINARY

	Three Months Ended December 31, 2017
	(in thousands)
	Medical		Technology	U.S.	Home Office
	and	Professional	and	Traditional	and
Revenue:	Healthcare	Education	Business	Postsecondary	Other	Consolidated
Fiscal Year 2017 as Reported	$201,409	$27,366	$73,387	$32,445	$(649)	$333,958
Organic Growth (Decline)	2,780	2,993	438	(3,412)	71	2,870
Effect of Acquisitions	-	-	218	-	-	218
Hurricane Impact	(892)	-	-	-	-	(892)
Effect of Currency Change	-	-	1,090	-	-	1,090
Fiscal Year 2018 as Reported	$203,297	$30,359	$75,133	$29,033	$(578)	$337,244

Fiscal Year 2018 % Change:
Organic Growth (Decline)	1.4%	10.9%	0.6%	(10.5%)	NM	0.9%
Effect of Acquisitions	-	-	0.3%	-	NM	0.1%
Constant Currency Change	1.4%	10.9%	0.9%	(10.5%)	NM	0.9%
Hurricane Impact	(0.4%)	-	-	-	NM	(0.3%)
Effect of Currency Change	-	-	1.5%	-	NM	0.3%
Fiscal Year 2018 % Change
as Reported	0.9%	10.9%	2.4%	(10.5%)	NM	1.0%
	Six Months Ended December 31, 2017
	(in thousands)
	Medical		Technology	U.S.	Home Office
	and	Professional	and	Traditional	and
Revenue:	Healthcare	Education	Business	Postsecondary	Other	Consolidated
Fiscal Year 2017 as Reported	$401,178	$62,096	$131,627	$69,431	$(1,347)	$662,985
Organic Growth (Decline)	1,640	8,305	2,948	(8,263)	146	4,776
Effect of Acquisitions	-	-	218	-	-	218
Hurricane Impact	(8,236)	-	-	-	-	(8,236)
Effect of Currency Change	-	-	2,779	-	-	2,779
Fiscal Year 2018 as Reported	$394,582	$70,401	$137,572	$61,168	$(1,201)	$662,522

Fiscal Year 2018 % Change:
Organic Growth (Decline)	0.4%	13.4%	2.2%	(11.9%)	NM	0.7%
Effect of Acquisitions	-	-	0.2%	-	NM	0.0%
Constant Currency Change	0.4%	13.4%	2.4%	(11.9%)	NM	0.8%
Hurricane Impact	(2.1%)	-	-	-	NM	(1.2%)
Effect of Currency Change	-	-	2.1%	-	NM	0.4%
Fiscal Year 2018 % Change
as Reported	(1.6%)	13.4%	4.5%	(11.9%)	NM	(0.1%)

SUPPLEMENTAL RECONCILIATIONS
(Unaudited)
PRELIMINARY

	Three Months Ended December 31, 2017
	(in thousands)
	Medical		Technology	U.S.	Home Office
	and	Professional	and	Traditional	and
Total Expenses:	Healthcare	Education	Business	Postsecondary	Other	Consolidated
Fiscal Year 2017 as Reported	$149,257	$27,232	$59,904	$38,727	$60,308	$335,428
Cost (Reduction) Investment	(1,253)	934	237	(2,708)	535	(2,255)
Effect of Acquisitions	-	-	151	-	-	151
Hurricane Impact	245	-	-	-	-	245
Restructuring Expense Change	-	-	-	(1,207)	798	(409)
Regulatory Settlement Change	-	-	-	-	(52,150)	(52,150)
Effect of Currency Change	-	-	850	-	-	850
Fiscal Year 2018 as Reported	$148,249	$28,166	$61,142	$34,812	$9,491	$281,860

Fiscal Year 2018 % Change:
Cost (Reduction) Investment	(0.8%)	3.4%	0.4%	(7.0%)	NM	(0.7%)
Effect of Acquisitions	-	-	0.3%	-	NM	0.0%
Constant Currency Change	(0.8%)	3.4%	0.6%	(7.0%)	NM	(0.6%)
Hurricane Impact	0.2%	-	-	-	NM	0.1%
Restructuring Expense Change	-	-	-	(3.1%)	NM	(0.1%)
Regulatory Settlement Change	-	-	-	-	NM	(15.5%)
Effect of Currency Change	-	-	1.4%	-	NM	0.3%
Fiscal Year 2018 % Change
as Reported	(0.7%)	3.4%	2.1%	(10.1%)	NM	(16.0%)
	Six Months Ended December 31, 2017
	(in thousands)
	Medical		Technology	U.S.	Home Office
	and	Professional	and	Traditional	and
Total Expenses:	Healthcare	Education	Business	Postsecondary	Other	Consolidated
Fiscal Year 2017 as Reported	$305,163	$55,905	$120,120	$77,732	$70,809	$629,729
Cost (Reduction) Investment	(5,344)	1,796	(865)	(3,946)	(2,289)	(10,648)
Effect of Acquisitions	-	-	151	-	-	151
Hurricane Impact	13,372	-	-	-	-	13,372
Restructuring Expense Change	112	-	-	(1,325)	(159)	(1,372)
Regulatory Settlement Change	-	-	-	-	(52,150)	(52,150)
Effect of Currency Change	-	-	2,314	-	-	2,314
Fiscal Year 2018 as Reported	$313,303	$57,701	$121,720	$72,461	$16,211	$581,396

Fiscal Year 2018 % Change:
Cost (Reduction) Investment	(1.8%)	3.2%	(0.7%)	(5.1%)	NM	(1.7%)
Effect of Acquisitions	-	-	0.1%	-	NM	0.0%
Constant Currency Change	(1.8%)	3.2%	(0.6%)	(5.1%)	NM	(1.7%)
Hurricane Impact	4.4%	-	-	-	NM	2.1%
Restructuring Expense Change	0.0%	-	-	(1.7%)	NM	(0.2%)
Regulatory Settlement Change	-	-	-	-	NM	(8.3%)
Effect of Currency Change	-	-	1.9%	-	NM	0.4%
Fiscal Year 2018 % Change
as Reported	2.7%	3.2%	1.3%	(6.8%)	NM	(7.7%)

CONTACT:
Adtalem Global Education
Investor Contact:
Beth Coronelli
Beth.Coronelli@Adtalem.com
630-353-9035
or
Media Contact:
Ernie Gibble
Ernie.Gibble@Adtalem.com
630-353-9920